SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 11-K
                                  ANNUAL REPORT
                        Pursuant to Section 15(d) of the
                         Securities Exchange Act of 1934





(Mark One):

  X      ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT
-----    OF 1934.

        For the fiscal year ended December 31, 1996

                                       OR


        TRANSITION  REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES  EXCHANGE
-----   ACT OF 1934.

        For the transition period from __________ to ___________

Commission File number 333-09167

        A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                        Dominion Subsidiary Savings Plan

        B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                            DOMINION RESOURCES, INC.
                                 P. O. Box 26532
                              901 East Byrd Street
                          Richmond, Virginia 23261-6532

                        DOMINION SUBSIDIARY SAVINGS PLAN

                              FINANCIAL STATEMENTS

                                TABLE OF CONTENTS







                                                                    Pages
                                                                    -----

Independent Auditors' Report                                          F-2

Financial Statements:

        Statements of Net Assets Available for Plan
         Benefits as of December 31, 1996 and 1995                    F-3

        Statements of Changes in Net Assets Available
         for Plan Benefits for the Year Ended
         December 31, 1996 and for the period
         October 1, 1995 (Inception) to
         December 31, 1995                                            F-4

        Notes to Financial Statements                          F-5 - F-16

Supplemental Schedules:

        Item 27a - Schedule of Assets Held for Investment
                          Purposes                                   F-17

        Item 27d - Schedule of Reportable Transactions               F-18


Schedules Omitted:

The following schedules are omitted because of the absence of the conditions under which they are required, or because the required information is included in the financial statements or notes thereto:

Schedules I, II and III.

INDEPENDENT AUDITORS' REPORT

To the Organization and Compensation Committee of the Board of Directors of Dominion Resources, Inc.

We have audited the accompanying financial statements of the Dominion Subsidiary Savings Plan as of December 31, 1996 and 1995 and for the year ended December 31, 1996 and the period October 1, 1995 (inception) to December 31, 1995. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1996 and 1995, and the changes in net assets available for plan benefits for the year ended December 31, 1996 and the period October 1, 1995 to December 31, 1995 in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of 1) assets held for investment purposes as of December 31, 1996 and 2) reportable transactions for the year ended December 31, 1996 are presented for purposes of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in our audit of the basic 1996 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.



DELOITTE & TOUCHE LLP
Richmond, Virginia
June 25, 1997



                                         DOMINION SUBSIDIARY SAVINGS PLAN

                               STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                 -----------------

                                                                                         December 31,
                                                                                --------------------------------
         ASSETS                                                                  1996                     1995
         ------                                                                  ----                     ----
Dominion Resources, Inc., Common stock                                          $287,672                 $27,225

Common/Collective Trusts                                                         254,142                  10,207

Mutual Funds                                                                     345,441                  31,476

Loans to Participants at Face Value                                                4,001

Temporary Cash Investments                                                                                15,429

Cash                                                                                                         189
                                                                                --------                --------
  Total Investments                                                              891,256                  84,526

Interest Receivable                                                                4,503                      27

Contributions Receivable:
   Participants                                                                   30,679                  21,401
   Participating companies                                                        11,025                   8,883

Other Receivables                                                                  4,859
                                                                                --------                --------
  Total                                                                         $942,322                $114,837
                                                                                ========                ========

LIABILITIES AND NET ASSETS
AVAILABLE FOR PLAN BENEFITS


Other Liabilities                                                               $ 13,606

Net Assets Available For Plan Benefits                                           928,716                $114,837
                                                                                --------                --------

   Total                                                                        $942,322                $114,837
                                                                                ========                ========





The accompanying notes are an integral part of the financial statements.


                                                        F-3





                                         DOMINION SUBSIDIARY SAVINGS PLAN

                          STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                 -----------------


                                                               For the Period
                                                                For the year             October 1, 1995
                                                                    Ended                (Inception) to
                                                                 December 31,              December 31,
                                                                    1996                       1995
                                                                    ----                       ----
Investment income:

    Dividends                                                      $ 15,570                   $    75
    Interest and other                                                2,589                       366
                                                                    -------                   -------
       Total investment income                                       18,159                       441

    Net appreciation in fair value
       of investments                                                29,599                       363

  Transfer of participants'
    assets to the Plan from other
    predecessor plans                                                69,780                    28,147

  Contributions:
    Participants                                                    625,638                    59,725
    Participating companies                                         191,750                    26,161
                                                                    -------                  --------

       Total additions                                              934,926                   114,837
                                                                    -------                  --------

  Distributions to participants                                     118,266

  Administrative expense                                              2,781

       Total deductions                                             121,047                         0
                                                                    -------                  --------

  Net increase                                                      813,879                   114,837
  Net assets available for Plan
    benefits:
      Beginning of year                                             114,837
                                                                    -------                  --------
      End of year                                                  $928,716                  $114,837
                                                                   ========                  ========





The accompanying notes are an integral part of the financial statements.

                        DOMINION SUBSIDIARY SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS


1.  Summary of Significant Accounting Policies

General:

The Dominion Subsidiary Savings Plan (the Plan) is a defined contribution plan that was established on October 1, 1995. Dominion Resources, Inc. (Dominion Resources or DRI), offers its common stock along with other investment options (see footnote 7 for additional information) to participants in the Plan. Dominion Resources is the plan administrator. The designated Plan sponsor and fiduciary is Dominion Capital, Inc. The Plan financial statements are prepared using the accrual basis of accounting.

For additional information concerning the Plan, see Plan documents.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investment Income:

Dividend income is recognized on the ex-dividend date.

Investment Valuations:

Investments in securities traded on a national securities exchange are stated at the last reported sales price on the last working day of each accounting period. Investments in mutual funds are stated at fair value based upon quoted net asset values reported on recognized securities exchanges on the last business day of the plan year. Investments in common/collective trust funds (funds) are stated at estimated fair values, which have been determined based on the unit values of the funds. Unit values are determined by the bank sponsoring such funds by dividing the fund's net assets by its units outstanding at the valuation dates. Loans are stated at cost, which is assumed to equal current value. The Certus Stable Value Fund, which consists of investment contracts, is valued at fair value which approximates contract value. Contract value represents contributions made under the contract, plus earnings, less Plan withdrawals and administrative expenses.

Distributions:

Distributions from the Plan are recorded on the valuation date when a participant terminated employment, retired, or submitted a valid withdrawal request.

Distributions Payable to Participants Who Have Withdrawn From Participation:

As of December 31,1996, net assets available for Plan benefits included benefits of $17,189 due to participants who have withdrawn from participation in the Plan. There were no distributions payable at December 31, 1995.

2.  Change in Trustee

Effective June 1, 1996, Mellon Trust, Mellon Bank, N.A. became the Trustee of the Plan. The prior Trustee was Signet Trust Company with respect to the Dominion Resources Common Stock, America's Utility, Equity Index, and Balanced Fund. Nationsbank served as Trustee of the Plan with respect to the Interest Bearing Fund.

3.  Plan Participants

The affiliates of Dominion Resources (the "Participating Companies") which have adopted the Plan are: Dominion Land Management Company; Carthage Energy Services, Inc.; Waterford Management Company; Stonehouse Management Company; Saxon Mortgage, Inc.; Meritech Mortgage Services, Inc.; America's MoneyLine, Inc.; Mortgage Finance, Inc.; Governor's Land Management Company, Inc.; Old North State Management Company; and Dominion Appalachian Development, Inc.

Eligible participants are employees of the Participating Companies mentioned above and are at least eighteen years old, have been a Company employee for six months and are scheduled to work or actually work at least 1,000 hours a year as a regular full-time employee or part-time employee.

There were 203 and 96 participants in the Plan as of December 31, 1996 and 1995, respectively.

4.  Contributions - Prior to June 1, 1996

Under the terms of the Plan, participants could make contributions to the Plan with before-tax dollars.

A maximum of 10% of the participant's eligible earnings could be invested in the Plan. The Participating Companies contribute a matching amount equivalent to 50% of each participant's contributions, not to exceed 3% of the participant's eligible earnings, which is used to purchase Dominion Resources, Inc. common stock.

    Contributions - Effective June 1, 1996

A maximum of 17% of the participant's eligible earnings can be invested in the Plan. Of this 17%, up to 12% can be invested on a tax-deferred basis. The Participating Companies contribute a matching amount equivalent to 50% of each participant's contributions, not to exceed 3% of the participant's eligible earnings, which is used to purchase Dominion Resources common stock.

5.  Vesting Provisions - Prior to June 1, 1996

Participants become vested in their own contributions immediately and in the Participating Companies' matching contributions after three years of vesting services. Matching contributions vest immediately when the participants meet any one of the following criteria: reach the age of 55, retire, die while employed by the Participating Company, become totally and permanently disabled as determined by the Company or lose his/her job due to a Company-ordered reduction in force.

    Vesting Provisions - Effective June 1, 1996

Participants become vested in their own contributions and the earnings on these amounts immediately and in the Participating Companies' matching contributions and earnings after 3 years of service.

6.  Forfeiture Provisions

Participating Companies' contributions and related earnings, which participants forfeit as a result of withdrawing their contributions prior to vesting, are applied to reduce future Participating Companies' contributions. Such forfeitures amounted to $1,496 for the year ended December 31, 1996. No forfeitures occurred for the year ended December 31, 1995.

7.  Investment Options - Prior to June 1, 1996

The Plan provides for employee contributions to be invested in the following funds:

Dominion Resources, Inc. (DRI) Common Stock Fund - All investments are in DRI Common Stock.

Interest-Bearing Fund - This fund's focus is on preservation of principal and the primary investments are in high quality fixed income securities.

Balanced Fund - Thirty percent of this fund is invested in equity securities and the residual is invested in fixed income securities. It is designed to produce stable long-term principal growth.

America's Utility Fund - Investments are in the common stock of electric, gas and telephone utilities, which are intended to provide high income and moderate principal growth. America's Utility Fund is sponsored and administered by a subsidiary of Dominion Resources.

Equity Index Fund - The objective is to provide a return equal to the return on the U.S. stock market as measured by the Standard and Poor's 500 Index.

Loan Fund - Participants are allowed to borrow against their vested balance and repay the amount over a one to five year period.

Participating Companies' matching contributions are invested only in the DRI Common Stock Fund and cannot be transferred to other funds.

Employee contributions could be invested in any option (except the loan fund) in 10% increments totaling to 100%. Changes in investment options could be selected four times a year, to be effective the first day of each quarter.

    Investment Options - Effective June 1, 1996

The Plan provides for employee contributions to be invested in the following funds:

Dominion Resources, Inc. (DRI) Common Stock Fund - All investments are in DRI Common Stock.

Certus Stable Value Fund - The fund's goal is stability of principal and high current income. It invests in investment contracts of insurance companies and commercial banks and U.S. Government or agency backed bonds.

Premier Managed Income Fund - The fund's goal is high current income, but is subject to volatility of principal, due to changes in interest rates. It invests mainly in U. S. Government securities and corporate bonds, but may also invest in foreign securities.

Dreyfus Balanced Fund, Inc. - The fund's goal is to provide long term capital growth and current income. It invests in equities, fixed income securities and cash equivalents.

Equity Index Fund - The fund's goal is to match the performance of the Standard & Poor's 500 Composite Stock Price Index. The fund invests primarily in the 500 stocks of the S&P 500 and may also invest in exchange traded options and financial futures.

The Crabbe Huson Equity Fund, Inc. - The fund's goal is to provide long-term capital growth by investing in stock that has the greatest potential for capital appreciation. The fund may invest in domestic and foreign securities.

Warburg Pincus Emerging Growth Fund - The fund's goal is maximum capital growth by investing in equity securities of primarily domestic emerging growth companies.

Templeton Foreign Fund - The fund's goal is long-term capital growth by investing primarily in foreign securities.

Loan Fund - Participants are allowed to borrow against their vested balance and repay the amount over a one to five year period.

Participating Companies' matching contributions are originally invested in DRI Common Stock. However, participants who are under age 50 may transfer 50% of the value of the stock in the Company Match Account into another investment option, while participants who are age 50 and over may transfer 100% of the value of the Company Match Account.

Employee contributions may be invested in any option (except the loan fund) in 1% increments totaling to 100%. Changes in investment options may be made at any time and become effective with the subsequent pay period. Participants can make unlimited transfers among existing fund balances.

8.  Income Taxes

The Plan is a qualified employees' profit sharing trust under Sections 401(a) and 401(k) of the Internal Revenue Code and, as such, is exempt from Federal income taxes under Section 501(a). Pursuant to Section 402(a) of the Internal Revenue Code, a participant is not taxed on the income and contributions allocated to the participant's account until such time as the participant or the participant's beneficiaries receive distributions from the Plan.

The Plan obtained its latest determination letter on May 21, 1996, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code.
Therefore, no provision for income taxes has been included in the Plan's financial statements.

9.  Loans to Participants

The Plan has an established loan feature; however, loans were not available to participants until June 1, 1996. Participants are eligible to secure loans against their Plan assets. The maximum loan amount is the lesser of:

        o    50% of the vested account balance or
        o $50,000 (reduced by the maximum outstanding loan balance during the prior twelve months)

The loans are interest-bearing at one percentage point above the prime rate of interest. The rate is determined every quarter, however, the rate is fixed at the inception of the loan for the life of the loan.

Participants make repayments to the Plan on a monthly basis. Any defaults in loans result in a reclassification of the remaining loan balances as taxable distributions to the participants.

10. Valuation of Investment Contracts

Effective January 1, 1996, the Plan adopted the provision of AICPA Statement of Position 94-4, "Reporting of Investment Contracts Held by Health and Welfare Benefit Plans and Defined-Contribution Pension Plans." Certus Stable Value Fund's investment contracts are fully-benefit responsive and have been presented on the financial statements at fair value which approximates contract value. The contract value is estimated at $80,418 at December 31, 1996. The underlying investment contracts are carried at variable and fixed rates with expiration dates through 2007. The average yield on the contracts is estimated at 6.54% at December 31, 1996.

11. Fund Information

Statements of Net Assets Available for Plan Benefits by Fund at December 31, 1996 and 1995, and Statements of Changes in Net Assets Available for Plan Benefits by Fund for the year ended December 31, 1996 and the period October 1, 1995 (Inception) to December 31, 1995 follow:

Dominion Subsidiary Savings Plan
Statement of Net Assets Available for Plan Benefits by Fund
December 31, 1996
-------------------------------------------------------------------------------------------------------------------

                                                                       Participant Directed
                                            -------------------------------------------------------------------------------
                                                                                          Mellon EB Daily
                                            DRI Common    Certus Stable       Dreyfus     Liquidity Index   Crabbe Huson
                                            Stock Fund     Value Fund      Balanced Fund        Fund      Equity Fund, Inc.
                                            ----------     ----------      -------------        ----      -----------------
Assets
Common Stock                                 $115,069
Common/Collective Trust                         5,984        $ 80,043         $154,817
Mutual Funds                                 $169,771        $ 70,811
Loans Receivable
Interest Receivable                             1,647             370
Contribution Receivable:
     Participants                               2,377           4,672            4,587           6,094           5,052
     Participating Companies
Other Receivables                               2,636             172


Total Assets                                 $125,077        $ 85,085         $176,994        $160,911        $ 76,035
                                             ========        ========         ========        ========        ========


Liabilities and Net Assets Available
for Plan Benefits

Other Liabilities                            $  8,058        $   (224)
Net Assets Available for Plan
Benefits                                      117,019        $ 85,085         $176,994         161,135        $ 76,035
                                             --------        --------         --------        --------        --------

Total Liabilities and Net Assets
Available for Plan Benefits                  $125,077        $ 85,085         $176,994        $160,911        $ 76,035
                                             ========        ========         ========        ========        ========

Dominion Subsidiary Savings Plan
Statement of Net Assets Available for Plan Benefits by Fund
December 31, 1996
-------------------------------------------------------------------------------------------------------------------

                                                                                                        Non-Participant
                                                                           Participant Directed (Cont'd)    Directed
                                                     ---------------------------------------------------    --------
                                                       Premier      Templeton  Warburg Pincus
                                                       Managed       Foreign   Emerging Growth              DRI Common
                                                     Income Fund      Fund          Fund       Loan Fund    Stock Fund        Total
                                                     -----------      ----          ----       ---------    ----------        -----
Assets

Common Stock                                                                                                  $172,603      $287,672
Common/Collective Trust                                                                         $  3,325         9,973       254,142
Mutual Funds                                          $ 18,412      $ 25,859      $ 60,588       345,441
Loans Receivable                                                                                   4,001                       4,001
Interest Receivable                                                                                   15         2,471         4,503
Contribution Receivable:
    Participant                                            754         1,960         5,183                                    30,679
    Participating Companies                                                                                     11,025        11,025
Other Receivables                                                        813         1,238                                     4,859
                                                      --------      --------      --------      --------      --------      --------

Total Assets                                          $ 19,166      $ 28,632      $ 67,009      $  7,341      $196,072      $942,322
                                                      ========      ========      ========      ========      ========      ========

Liabilities and Net Assets Available
for Plan Benefits

Other Liabilities                                                                                             $  5,772      $ 13,606
Net Assets Available for Plan
Benefits                                              $ 19,166      $ 28,632      $ 67,009      $  7,341       190,300       928,716
                                                      --------      --------      --------      --------      --------      --------

Total Liabilities and Net Assets
Available for Plan Benefits                           $ 19,166      $ 28,632      $ 67,009      $  7,341      $196,072      $942,322
                                                      ========      ========      ========      ========      ========      ========

Dominion Subsidiary Savings Plan
Statement of Net Assets Available for Plan Benefits by Fund
December 31, 1995
-------------------------------------------------------------------------------------------------------------------


                                                                            Participant Directed
                                      ----------------------------------------------------------------------
                                                          Dominion
                                                        Resources, Inc.    Interest              Equity         America's
                                                        Common Stock          Bearing            Index           Utility
Assets                                  Total               Fund               Fund              Fund             Fund
------                                 -------          -------------         ------           ---------        ----------
Equities
 (cost $41,866)                        $ 42,102         $ 9,947                                $                $7,739
Interest Bearing
 Securities
 (cost $16,472)                          16,599
Nationsbank Cash
 Reserves Capital
 Class                                   10,207                               $10,207
                                        -------         --------              -------
Total investments
 in securities                           68,908           9,947                10,207                            7,739
Temporary cash
 investments at cost
 (approximates fair
 value)                                  15,429                                                15,275
Cash                                        189
Contributions receivable:
 Participants                            21,401           2,089                   400           7,972            2,385
 Participating Companies                  8,883
Interest receivable                          27                                    27
                                       --------         -------               -------
  Total                                $114,837         $12,036               $10,634          $23,247          $10,124
                                       ========         =======               =======          =======          =======

Liabilities and
Net Assets Available
For Plan Benefits
Net Assets available
for Plan Benefits                      $114,837         $12,036               $10,634          $23,247          $10,124
                                       --------         -------               -------          -------          --------

 Total                                 $114,837         $12,036               $10,634          $23,247          $10,124
                                       ========         =======               =======          =======          ========


                                                     Nonparticipant
                                                        Directed
                                                        --------
                                                        Dominion
                                                        Resources, Inc.
                                          Balanced     Common Stock
Assets                                       Fund          Fund
------                                    ----------    ---------

Equities
 (cost $41,866)                           $ 7,138         $17,278
Interest Bearing
 Securities
 (cost $16,472)                            16,599
Nationsbank Cash
 Reserves Capital
 Class

Total investments
 in securities                             23,737          17,278
Temporary cash
 investments at cost
 (approximates fair
 value)                                       154
Cash                                          189
Contributions receivable:
 Participants                               8,555
 Participating Companies                                    8,883
Interest receivable

  Total                                   $32,635         $26,161
                                          =======         =======

Liabilities and
Net Assets Available
For Plan Benefits
Net Assets available
for Plan Benefits                         $32,635         $26,161
                                          -------         -------

 Total                                    $32,635         $26,161
                                          =======         =======

Dominion Subsidiary Savings Plan
Statement of Changes in Net Assets Available for Plan Benefits by Fund
For the Year Ended December 31, 1996
-------------------------------------------------------------------------------------------------------------------

                                                                Participant Directed

                             DRI Common      Interest         America's      Equity      Balanced   Certus Stable       Dreyfus
                             Stock Fund    Bearing Fund     Utility Fund   Index Fund      Fund       Value Fund     Balanced Fund
                             ----------    ------------     ------------   ----------      ----       ----------     -------------
Investment Income:
Dividends                     $  3,810                        $   186                      $  555                       $  2,205
Interest and Other                 148        $   24                          $   443                   $ 1,614
                               -------     ---------          -------        --------    -------        -------          -------

  Total                          3,958            24              186             443         555         1,614            2,205

Net appreciation
 (depreciation) in fair
 value of investments               34           253                             (185)                                    11,138

Transfer of Participants'
 Assets to the Plan from
 other Plans                    13,920                                                                    6,921           13,842

Contributions:
Participants                   109,474         3,456           24,784           83,443     62,631        70,292           43,275
Participating Companies

Interfund Transfers, Net           (48)                                                                    (211)          (1,486)
Transfer to New Trust
 Funds                                      (14,367)          (34,979)       (106,948)   (95,668)        14,367          130,647
                              --------      -------           -------        --------    -------        -------          -------

  Total Additions/
    (Subtractions)             127,338      (10,634)          (10,009)        (23,247)   (32,482)        92,983          199,621
                              --------      -------           -------        --------   --------        -------         --------

Distributions to
 Participants                   22,179                            115                        153          7,462           22,021
Administrative Expense             176                                                                      436              606
                               -------     ---------          -------        --------    -------        -------          -------

  Total Deductions              22,355                            115                        153          7,898           22,627
                               -------     ---------         --------        --------    -------        -------          -------

Net Increase/(Decrease)        104,983      (10,634)         (10,124)        (23,247)    (32,635)        85,085          176,994

Net Assets Available
 for Plan Benefits:
Beginning of Year               12,036       10,634            10,124          23,247     32,635
                               -------     ---------          -------        --------    -------        -------          -------

End of Year                   $117,019     $      -          $      -        $      -    $     -        $85,085         $176,994
                              ========     ========-         ========        ========    =======        =======         ========

Dominion Subsidiary Savings Plan
Statement of Changes in Net Assets Available for Plan Benefits by Fund
For the Year Ended December 31, 1996
-------------------------------------------------------------------------------------------------------------------


                                                     Participant Directed (Cont'd)
                               ----------------------------------------------------------------------------------------------------

                                                                                                          Warburg
                                  Mellon EB          Crabbe Huson         Premier      Templeton          Pincus
                               Daily Liquidity          Equity            Managed       Foreign          Emerging
                                  Index Fund           Fund, Inc.       Income Fund       Fund          Growth Fund       Loan Fund
                                  ----------           ----------       -----------       ----          -----------       ---------
Investment Income:
Dividends                           $ 2,179             $  192           $   221         $   502          $               $
Interest and Other                        3                                                                                   133
                                    -------             ------           --------        -------          --------         ------

  Total                               2,182                192               221             502                              133

Net Appreciation
 (Depreciation)in fair
 value of investments                11,800              3,062               117           1,241            2,087

Transfer of Participants'
 Assets to the Plan from
 other Plans                          6,970             13,940             7,069              98            7,020

Contributions:
Participants                         71,049             59,590            11,879           26,972          58,793
Participating Companies

Interfund Transfers, Net             (4,281)              (507)              (42)            (63)            (499)          7,208
Transfer to New Trust
 Funds                              106,948

  Total Additions/
    (Subtractions)                  194,668             76,277            19,244          28,750           67,401           7,341
                                   --------            -------           -------         -------          -------          ------

Distributions to
 Participants                        32,989                                                                    74
Administrative Expense                  544                242                78             118              318
                                    -------            -------           -------         -------          -------          ------

  Total Deductions                   33,533                242                78             118              392
                                    -------            -------           -------         -------          -------          ------

Net Increase/(Decrease)             161,135             76,035            19,166          28,632           67,009           7,341

Net Assets Available
 for Plan Benefits:
Beginning of Year
                                    -------            -------           -------         -------          -------          ------
End of Year                        $161,135            $76,035           $19,166         $28,632          $67,009          $7,341
                                   ========            =======           =======         =======          =======          ======



                                      Non-participant
                                         Directed
                                         --------



                                         DRI Common
                                         Stock Fund           Total
                                         ----------           -----

Investment Income:
Dividends                                  $5,720           $ 15,570
Interest and Other                            224              2,589
                                           ------           --------

  Total                                     5,944             18,159

Net Appreciation
 (Depreciation)in fair
 value of investments                          52             29,599

Transfer of Participants'
 Assets to the Plan from
 other Plans                                                  69,780

Contributions:
Participants                                                 625,638
Participating Companies                   191,750            191,750

Interfund Transfers, Net                      (71)
Transfer to New Trust
 Funds

  Total Additions/
    (Subtractions)                        197,675            934,926
                                         --------           --------

Distributions to
 Participants                              33,273            118,266
Administrative Expense                        263              2,781
                                         --------            -------

  Total Deductions                         33,536            121,047
                                         --------           --------

Net Increase/(Decrease)                   164,139            813,879

Net Assets Available
 for Plan Benefits:
Beginning of Year                          26,161            114,837
                                         --------           --------
End of Year                              $190,300           $928,716
                                         ========           ========

Dominion Subsidiary Savings Plan
Statement of Changes in Net Assets Available for Plan Benefits by Fund
For the Period October 1, 1995 (Inception) to December 31, 1995
-------------------------------------------------------------------------------------------------------------------


                                                                              Participant Directed
                                                            Dominion
                                                         Resources, Inc.              Interest               Equity
                                                          Common Stock                 Bearing               Index
                                            Total          Fund                         Fund                  Fund
                                         ----------    -------------                 ---------           ------------
Investment income:
      Dividends                              $  75               $                     $                      $
      Interest                                  366                                          27
                                             ------              --------              --------               --------
         Total investment income                441                                          27
Net appreciation in
 fair value of investments                      363                   161
Transfer of participants'
      assets from a
      predecessor plan to
      the Dominion Subsidiary
      Savings Plan                           28,147                 4,664                 9,413                    829
Contributions:
      Participants                           59,725                 7,211                 1,194                 22,418
      Participating
       companies                             26,161
                                            -------               -------               -------                -------
      Net increase                          114,837                12,036                10,634                 23,247
Net assets available for Plan benefits:
Beginning of year                                 0                     0                     0                      0
                                           --------               -------               -------                -------
End of year                                $114,837               $12,036               $10,634                $23,247
                                           ========               =======               =======                =======



                                                               Nonparticipant
                                                                  Directed
                                                                                             Dominion
                                                       America's                          Resources, Inc.
                                                        Utility        Balanced            Common Stock
                                                          Fund           Fund                   Fund
                                                      -----------     ----------             ---------
Investment income:
      Dividends                                         $    75        $                     $
      Interest                                                              339
                                                        -------         -------
         Total investment income                             75             339
Net appreciation in
 fair value of investments                                   43             159
Transfer of participants'
      assets from a
      predecessor plan to
      the Dominion Subsidiary
      Savings Plan                                        3,548           9,693
Contributions:
      Participants                                        6,458          22,444
      Participating
       companies                                                                                 26,161
                                                        -------        --------                 -------
      Net increase                                       10,124          32,635                  26,161
Net assets available for Plan benefits:
Beginning of year                                             0               0                       0
                                                        -------         -------                 -------
End of year                                             $10,124         $32,635                 $26,161
                                                        =======         =======                 =======

12. Right to Terminate

Dominion Capital, Inc. reserves the right to terminate the Plan by action of its Board of Directors. No termination of the Plan may retroactively diminish any participant's interest in the Plan or prejudice the accrued rights thereunder. In the event of termination of the Plan, no part of the Plan assets or any participant's interest in the Plan will revert to the Participating Companies.

13. Net Appreciation/Depreciation

During 1996 and 1995, the Plan's investments (including investments bought, sold, and held during the year) appreciated as follows:

                                        1996         1995
                                        ----         ----

Investments at Fair Value as
Determined by Quoted Market
Price:

Common Stock                          $    86        $161

Mutual Funds                           17,460         202
                                      -------        ----
                                       17,546         363
                                      -------        ----

Investments at Estimated
Fair Value:

Common/Collective Trust Funds          12,053
                                      -------        ----
Net change in fair value              $29,599        $363
                                      =======        ====


14. Investments Exceeding 5% of Net Assets

The following table represents the fair value of investments exceeding 5% of the Plan's net assets at each year end:

                                        1996                1995
                                        ----                ----

Investments at Fair Value as
 Determined by Quoted Market
 Price:


     DRI Common Stock                  $287,672            $27,225
     Mutual Funds                       345,441             31,476
                                       --------            -------
                                       $633,113            $58,701
                                       ========            =======

Investments at Estimated Fair Value:

    Common/Collective Trusts           $254,142            $10,207
    Temporary Cash Investments                              15,429
                                       --------             ------
                                       $254,142            $25,636
                                       ========            =======



                                         DOMINION SUBSIDIARY SAVINGS PLAN
                                   SUPPLEMENTAL SCHEDULE AS OF DECEMBER 31, 1996
                            ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES




Description                                                                                       Current
                                                                            Cost                    Value
                                                                            ----                    -----
Dominion Resources Common Stock                                           $289,922                $287,672
                                                                           -------                 -------

Common/Collective Trusts

   TBC Inc Pooled Employee Funds Daily
  Liquidity Fund                                                            19,282                  19,282

   Certus Stable Value Fund                                                 80,043                  80,043

   Mellon S&P 500 Index Daily Fund                                         143,043                 154,817
                                                                           -------                 -------
                                                                           242,368                 254,142
                                                                           -------                 -------

Mutual Funds

   Crabbe Huson Equity Fund Inc.                                            72,087                  70,811

   Dreyfus Balanced Fund Inc.                                              165,179                 169,771

   Premier Managed Income Fund                                              18,296                  18,412

   Templeton Foreign Fund Inc.                                              24,941                  25,859

   Warburg Pincus Emerging Growth Fund                                      58,671                  60,588
                                                                           -------                 -------
                                                                           339,174                 345,441
                                                                           -------                 -------

Participant Loan bearing interest
at 9.25% maturing in 60 months                                               4,001                   4,001
                                                                          --------                   -----


   Total Assets Held For Investment                                       $875,465                $891,256
                                                                          ========                ========


                            DOMINION RESOURCES, INC.
                        DOMINION SUBSIDIARY SAVINGS PLAN

                  SUPPLEMENTAL SCHEDULE AS OF DECEMBER 31, 1996
                 ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS



Schedules that report the 5% transactions which transpired in 1996 for this trust were filed in paper format as Exhibit 99 (iii).